Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (including additional amendments thereto) need be filed with respect to the ownership by each of the undersigned of the limited partnership units of Brookfield Business Partners L.P. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 27, 2024

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
	Name:	Swati Mandava
	Title:	Managing Director, Legal and Regulatory

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

By:	/s/ Kathy Sarpash
	Name:	Kathy Sarpash
	Title:	Secretary

BPEG BN HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Director

BNT BBU HOLDING LP, by its general partner, BROOKFIELD BBU GP INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Director

BROOKFIELD TITAN HOLDINGS LP, by its general partner, TITAN CO-INVESTMENT GP, LLC

By:	/s/ Ron Bloom
	Name:	Ron Bloom
	Title:	Managing Partner & Vice Chairman